UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2015 (March 31, 2015)

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Albany Gate, Darkes Lane Potters Bar, Herts		EN6 1AG, UNITED KINGDOM
(Address of principal executive offices)		(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2015, Mylan N.V. (the “Company”) and certain subsidiaries of Abbott Laboratories (collectively, the “Selling Shareholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”).

Pursuant to the Underwriting Agreement, the Selling Shareholders agreed to sell, and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, 35,000,000 ordinary shares of the Company, at a price to the public of $58.35 per share, in a registered secondary public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3, filed on February 27, 2015 (File No. 333-202345). In addition, pursuant to the Underwriting Agreement, the Selling Shareholders granted the Underwriters an option to purchase up to 5,250,000 additional ordinary shares of the Company, also at a price to the public of $58.35 per share. The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Shareholders. It also provides for customary indemnification by each of the Company, the Selling Shareholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The closing of the Offering occurred on April 6, 2015.

Item 8.01.	Other Events.

On March 31, 2015, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The agreements included or incorporated by reference as exhibits to this Current Report contain representations and warranties by each of the parties to the applicable agreement. Those representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the Company is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report not misleading.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 31, 2015, by and among the Company, the Selling Shareholders, Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the underwriters named therein.*

99.1	Press Release of Mylan N.V., dated as of March 31, 2015.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: April 6, 2015	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 31, 2015, by and among the Company, the Selling Shareholders, Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the underwriters named therein.*

99.1	Press Release of Mylan N.V., dated as of March 31, 2015.*

*	Filed herewith